Exhibit 10.17

Renminbi Loan Agreement (Short-Term)
(Loan Number: BC (Liaoning) 2009-0138)

BORROWER:	Dalian Chuming Meat Co. Ltd.
Business Permit No.:	2812123719
Legal Representative:	SHI Huashan
Principal Business Address:	2026 Zhuanshi St., Wafangdian, Dalian

Bank and Bank Account #:

Bank of China (Liaoning Province Branch)
26586008093001
Telephone:	86716585
Fax number:	86716686

LENDER:	Bank of China Holdings Co. Ltd (Liaoning Province Branch)
Legal Representative:	WANG Jianhong
Address:	9 Zhongshan Square, Dalian
Telephone:	82586901
Fax number:	82586779

The BORROWER and the LENDER, after negotiation and discussion on an equal basis, have reached consensus with regard to the LENDER providing a short-term loan in Renminbi to BORROWER and thus have entered into this agreement as evidence.

This agreement  is an individual agreement under the master contract “Credit Amount Agreement” with the execution number of 2008 BC (Liaoning) 020 between Dalian Chuming Group Co. Ltd and Bank of China (Liaoning Province Branch).

Article I Loan Amount

Loan Amount: RMB 14.6 million even;
RMB 14,600,000.00.

Article II Term of the Loan

Term of Loan: 12 months, starting from the date of the actual loan withdrawal, or, if the loan is to be withdrawn in installments, from the date of first actual withdrawal.

The BORROWER must make withdrawal according to the stipulated schedule; if the actual withdrawal is later than the stipulated date of withdrawal, the BORROWER still make repayment of the loan in accordance with the schedule stipulated herein.

Article III Purpose of the Loan

Purpose of the loan: liquid capital.

The BORROWER shall not alter the purpose of the loan without written consent from the LENDER, including but not limited to investing the loan amount in stocks or other securities, using the loan on projects that are forbidden by any law, statutes, regulatory rules or state policies or on projects that have not been approved according to the law, and on any other projects and purposes for which bank loans are not permitted.

Article IV Loan Interest and Interest Rate Calculation

1, Loan Interest

The loan interest is number __1__type of the following:

(1)           Fixed rate, at the annual interest rate of 5.841%.  This interest rate shall not change during the term of the loan.

[(2)           Floating rate…]

2, Interest rate calculation

The interest accrues starting on the date of actual loan withdrawal and is calculated based on the loan amount actually withdrawn and the number of days the loan is used.

Interest calculation formula:

Interest = loan principal x actual number of days x daily interest rate.

The base number for calculating daily rate is 360 days of a year, with the conversion formula being: Daily rate = annual interest rate/360.

3, Settlement of Interest

BORROWER shall settle interest according the number __1__ of the following:

(1)           Quarterly settlement, with the 20th day of the last month of each quarter as the interest settlement date, and the 21st day as the interest payment date.

[(2)           Monthly settlement…]

If the date of the last installment of the repayment of the loan principal is not on the interest payment date, then the date of the last installment of the repayment of the loan principal is the interest payment date, and the BORROWER must pay in full all interest due.

4, Penalty Interest

(1)           If the BORROWER fails to make repayment according to the stipulated schedule, a past-due loan penalty interest shall be charged on the past due portion, starting from the past due date until the full repayment of the principal and interest.

The past-due loan penalty interest rate is additional 50% over the base loan interest stipulated in Section 1 herein.

(2)           If the BORROWER uses the loan for purposes other than the one stipulated herein, then a loan misappropriation penalty interest shall be charged on the misappropriated portion, starting from the day of misappropriation until the full repayment of the principal and interest.

The loan misappropriation penalty interest is additional 100% over the base loan interest stipulated in Section 1 herein.

(3)           If the loan is both past due and misappropriated, then the loan misappropriation penalty interest shall be charged.

(4)           If the BORROWER is not able to make interest payment on schedule, then a compound interest based on the interest settlement method stipulated in Section 3 herein shall be charged, and when the loan becomes past due, the said compound interest shall be changed to the compound interest based on the penalty interest rate stipulated in this section.

(5)           If the penalty interest and the compound interest falls upon the adjustment date as stipulated herein, then the penalty interest and compound interest shall be calculated in separate sections.

Article V Condition on Loan Withdrawal

The BORROWER must satisfy the following conditions before making a loan withdraw:

1, This loan agreement and all the attachment hereto have become effective;

2, BORROWER has provided guarantee according to LENDER’s request, and the guarantee agreement has become effective and satisfied all legally required approval, registration or filing procedures.

3, The BORROWER has reserved and established all the documents and forms about the BORROWER, seals, personnel lists, signature samples relevant to the performance of this agreement and has filled out related certificates;

4, The BORROWER established accounts required for the performance of this agreement according to the LENDER’s specifications;

5, The BORROWER has, 7 bank business days prior to the withdrawal of the loan, submitted written loan withdrawal application and all related documents evidencing the purpose of the loan to the LENDER to processed related loan withdrawal procedures;

6, The BORROWER has submitted to the LENDER the resolution and authorization from its board of directors or other authorized departments regarding the approval of the execution and fulfillment of this agreement;

7, The BORROWER has satisfied all loan withdrawal conditions required by law or stipulated in between the two parties.

If the above conditions are not satisfied, the LENDER shall have the right to refuse the BORROWER’s loan withdrawal application, except the amount already approved by LENDER to be released.

Article VI Time and Method of Loan Withdrawal

1, The BORROWER must withdraw the loan amount according to the number__2___type of the time and method schedule below:

(1) One time withdrawal on MM/DD/YY

(2) Withdraw the entire amount within 20 days from November 19, 2009

[(3) According to the following table:]

2, The LENDER has the right to refuse the withdrawal request for any amount that has not been withdrawn after the time period specified above.

If the LENDER agrees to release the remaining amount, then the LENDER has the right to charge a commitment fee at the standard daily rate of 1% on that amount the withdrawal of which is delayed after the time period specified above; if the LENDER refuses to release the remaining amount, then the LENDER has the right to charge a commitment fee of 1% on that amount.

Article VII Repayment of Loan

1, The BORROWER must repay the loan hereunder according to the number __2__ type of schedule below, there are other stipulations by the two parties  elsewhere:

(1) To make full repayment of the loan hereunder at the end of the term.

(2) To make repayment of the loan hereunder according to the table below:

Repayment Date	Repayment Amount
November 18, 2010	RMB 14.600,000.00

If the BORROWER need to change the repayment plan above, the BORROWER must submit written request to the LENDER __30__ bank business days prior to the date on which the corresponding loan amount repayment is due; and any change to the repayment plan must be acknowledged in writing by both parties.

2, In the event that the BORROWER is delinquent in the repayment of both the principal and the interest, the LENDER has the right to decide the repayment order of the principal and the interest; if the repayment is in installment, and if there are several installments of loan repayment hereunder is past due, the LENDER has the right to decide the order of installments of repayment to be made by the BORROWER; if there are several loans under different loan agreements that are past due, the LENDER has the right to decide the order of the loan agreements under which the repayment obligation must be fulfilled, unless there are other stipulations for the above elsewhere by the two parties.

3, The BORROWER may make loan repayment ahead of the schedule, but BORROWER must submit written request to the LENDER __30__ bank business days in advance, and the repayment amount made ahead of the schedule must be applied in the reverse order to the amount that is due last, unless there are other stipulations for the above elsewhere by the two parties.

The LENDER has the right to charge a compensation fee at the rate of 0.05% on the receivable interest on the loan amount which is repaid ahead of the schedule.

4, The BORROWER must make repayment of the loan according to the number __1__ method below:

(1)  The BORROWER must make a deposit, in the loan repayment account specified below, of an amount of cash sufficient for the repayment of both principal and interest no later than 5 bank business days before the due date for each amount of loan principal and interest, to be reserved for repayment, and the LENDER has the right to initiate deduction from the said account on the due date for each amount of loan principal and interest.

Loan repayment account title:	Dalian Chuming Meat Co. Ltd.
Account number:	Bank of China (Liaoning Province Branch) 26586008093001

[(2) Other method of repayment stipulated by the two parties:__/__]

Article VIII Guarantee

The loan hereunder is guaranteed by:

(1) This agreement is the master agreement under the “Maximum Amount Pledge Agreement” with execution number of 2008 BC (Liaoning) MaxPledge 027 between the guarantor Dalian Chuming Group Co. Ltd and the LENDER and is guaranteed by it to the maximum.

(2) This agreement is the master agreement under the “Maximum Amount Guaranty Agreement” with execution number of 2008 BC (Liaoning) MaxGuaranty 030 between the guarantor SHI Huashan and other joint asset owners and the LENDER and is guaranteed by it to the maximum.

(3) This agreement is the master agreement under the “Maximum Amount Pledge Agreement” with execution number of 2007 BC (Liaoning) MaxPledge 023 between the guarantor Dalian Chuming Group Co. Ltd and the LENDER and is guaranteed by it to the maximum.

2, If any event occurs to the BORROWER or the guarantor(s) which the LENDER believes is likely to impair their ability to fulfill their obligations hereunder and thereunder, or if any guarantee agreement becomes invalid, is revoked or dissolved, of if the guarantor’s financial situation has  deteriorated or the guarantor is involved in major litigation or arbitration proceedings, or if there is any other event that is likely to impair their ability to fulfill their obligations, or if the guarantor has breached contract under the guarantee agreement or under any other agreement with the LENDER, or if the pledged assets have devalued, destroyed, disappeared, seized, thus causing reduction or loss of the guarantee value, the LENDER has the right to demand, and the BORROWER has the obligation to provide, new guarantee or replacement of guarantor to ensure the debt obligation hereunder.

Article IX Representations and Warranties

The BORROWER represents as follows:

(1) The BORROWER is registered according to the law and is in legal existence, and has the full civil and executive power required for the execution and fulfillment hereof;

(2) the execution and fulfillment hereof is based on the  expression of the BORROWER’s true intent, and has obtained the valid and effective authorization in accordance with the BORROWER’s Articles of Incorporation or other internal governance documents, and is not in violation of any agreement, contract and/or other legal documents that are binding to the BORROWER; the BORROWER has already or will have obtained all the relevant approvals, permits, filings or registrations required for the execution and fulfillment hereof.;

(3) all the documents, financial reports, certificates and other materials provided by the BORROWER hereunder to the LENDER are authentic, complete, accurate and valid;

(4) The background information for the business stated in the application by the BORROWER to the LENDER is true and legal, and has not been used for money laundering or any other illegal purposes;

(5)The BORROWER has not withheld from the LENDER any event that might have an adverse effect on his and the guarantor’s financial situation and ability to fulfill their obligations;

(6) [Other event represented by the BORROWER: _____]

2, the BORROWER warrants as follows:

(1) the BORROWER will periodically and on time provide his financial reports (including but not limited to annual reports, quarterly reports and monthly reports) and other relevant material to the LENDER according to the LENDER’s request;

(2) If the BORROWER has already or will have entered into any counter-guarantee agreement or any other similar agreement with the guarantor hereof, such agreement will not impair any of  the LENDER’s rights herein;

(3) the BORROWER will accept the LENDER’s credit check and supervision, and provide sufficient assistance to and cooperate with the LENDER;

(4) the BORROWER must promptly notify the LENDER in the event of occurrence of any circumstance that may affect the BORROWER’s or the guarantor’s financial situation and their ability to fulfill obligations hereunder and thereunder, including but not limited to any form of spin-off, merger, joint operation, joint venture with foreign enterprises, partnership, contract operation, reorganization, restructure, change of operating format such as proposed IPO, reduction of registered capital, undertaking of material transfer of assets and equity, assumption of material debt obligations, encumberment of mortgaged assets with additional material debt, the seizure, dissolution, cancellation or placement in the bankruptcy proceeding of the pledged assets, or involvement in major litigation or arbitration proceedings, or occurrence of major operation difficulties and deterioration of financial situation, or any event causing the BORROWER’s breach of contract under other agreement; if the BORROWER takes action to cause the aforementioned event that will have adverse affect on the its ability to repay the loan, the BORROWER must obtain the consent from the LENDER in advance;

(5) the BORROWER’s repayment of the debt obligation toward the LENDER is superior to the debt obligation of the BORROWER’s shareholders to the LENDER, and is not subordinate to similar debts from other creditors;

(6) If the BORROWER’s after-tax net profit is zero or negative within certain accounting year, or the after-tax profit is insufficient to replenish the cumulative loss of the previous accounting years, or the pre-tax profit has not been used to repay payable loan principal, interest and fees within the accounting year or the pre-tax profit is insufficient to repay the loan principal, interest and fees for the next period, the BORROWER shall not distribute dividends or bonus in any form to the BORROWER’s shareholders;

(7) the BORROWER’s warranties regarding other matters: to process settlement with the lending bank not lower than the proportion of the credit granted. The repayment of the loan from the lending bank is superior to the distribution of shareholder benefit and no cash dividend can be distributed before the repayment of the principal and interest in the current period.  The repayment of the loan from the lending bank is superior to the repayment of its shareholders’ loan.

Article X The Borrower’s Disclosure of Group Internal Transactions

The BORROWER belongs to the customer groups determined by the LENDER according to the “Commercial Bank Customer Group Credit Granting Business Risk Management Guidelines”.  The BORROWER must report promptly to the LENDER any affiliate transaction larger than 10% of its net assets, including the affiliate relationship with all the parties to the transaction, object of transaction and nature of transaction, transaction amount or corresponding proportion and pricing polity (including cashless transaction or transaction involving symbolic cash amount).

The LENDER has the right to decide unilaterally to suspend the release of the loan that has not been used to the BORROWER and demand advance repayment of the loan principal and interest in part or in entirety, should any of the following occurs to the BORROWER: using false agreements with affiliates, receivable invoices and account receivables as credit rights to obtain bank discounts or as pledge, in order to secure bank funds or bank credit; major M&A, acquisition and reorganization which the LENDER deems to be likely to affect the security of the loan; attempts to circumvent the banks’ creditor rights through affiliate transactions; and all other events described in the “Guideline”.

Article XI Default Event and Corrective Measures

Any one of the following event constitutes a default h by the BORROWER hereunder:

1, The BORROWER has failed to make repayment and fulfill its settlement obligations according to the provisions herein;

2, the BORROWER has used the secured loan on purposes other than stipulated herein;

3, the BORROWER’s representation herein is false or is in violation of the warranties made herein;

4, the occurrence of the events described in Section IX-2(4) herein, which the LENDER deems to be likely to affect the BORROWER’s and the guarantor’s financial situation and ability to fulfill their obligations, and the BORROWER has failed to provide new guarantee or to replace guarantor pursuant to the provisions herein;

5, the BORROWER has violated other provisions regarding the rights and obligations between the relevant parties;

6, the occurrence of any event causing default under any other agreement between the BORROWER and any organization of Bank of China Holdings Co. Ltd;

7, the guarantor has violated the provisions of the guarantee agreement or the occurrence of any event causing default under the guarantor’s any other agreement with any organization of Bank of China Holdings Co. Ltd;

8, the BORROWER has ceased operation or the occurrence of dissolution, cancellation or bankruptcy.

9, The LENDER has the right to adjust the maximum credit granted according to the change of the BORROWER’s credit or to suspend or terminate or recall the credit granted herein.

Upon occurrence of any of the aforementioned default event, the LENDER has the right to, separately or simultaneously, take the following measure according to the situation:

(1) to demand the BORROWER or the guarantor to rectify the default within a period of time;

(2) to reduce in part or in entirety, to suspend or to terminate the maximum credit granted to the BORROWER;

(3) to stop in part or in entirety, to suspend or to terminate the processing of the BORROWER’s loan withdrawal requests herein or under any other agreement between the BORROWER and the LENDER; to suspend or terminate the release of any loan not yet released, or the processing of any commercial financing not yet processed;

(4) to declare that the principal and interest of any portion of the loan, commercial financing and all other amount payable hereunder or under any other agreement between the BL and the LENDER immediately due, in part or in entirety

(5) to terminate or dissolve this agreement, to terminate or dissolve, in part or in entirety, any other agreement between the BORROWER and the LENDER;

(6) to demand compensation from the BORROWER for any loss caused by the BORROWER’s default;

(7) upon only prior or subsequent notice, to withhold any amount deposited by the BORROWER in the accounts established by the BORROWER with the LENDER or any organizations of Bank of China Holdings Co. Ltd to satisfy the BORROWER’s debt obligations to the LENDER hereunder.  The amount that is not yet due in the account shall be regarded as being due in advance;  If the currency in the account is not the same as the pricing currency of the LENDER’s business, the amount withheld shall be converted according to the applicable currency conversion rate on the date of withholding;

(8) to exercise the right to the pledged property;

(9) to demand the guarantor to assume its guarantor’s responsibilities;

(10) to take any other possible measures that the LENDER deems necessary.

XII Preservation of Rights

If one party has not exercised the rights, in part or in entirety, hereunder, or has not demanded the other party to fulfill or assume, in part or in entirety, its obligations, it does not constitute the forfeiture of that party’s rights or the waiver of the other parties obligations and responsibilities.

One party’s tolerance, extension or delay of exercising any right hereunder extended toward the other party shall have no affect on any right hereunder or under the laws and statutes, and shall not be construed as forfeiture of such rights.

XIII Alternation, Amendments and Termination

Upon mutual consent, this agreement may be altered or amended in written form and any alteration and amendment hereto become the inseparable part hereto.

Unless otherwise stipulated by law or statutes or by provisions between the parties, no rights and obligations herein shall be terminated before they are fully  and completely fulfilled.

Unless otherwise stipulated by law or statutes or by provisions between the parties, the nulling of any provision herein shall have no affect on the legal effect of other provisions herein.

XIV Applicable Law and Resolution of Disputes

The applicable law is the law of the People’s Republic of China.

Upon the effectuation of this agreement, all disputes regarding the execution, performance hereof or related hereto must be settled through negotiations.  If negotiation fails, any of the two parties may adopt the number __2__ method listed below for resolution:

[1, Submit ____ to the arbitration commission for arbitration]

2, Submit the case to the people’s court in the location of the LENDER or the organization of Bank of China Holdings Co. Ltd that has rights and obligations hereunder or under any individual provision herein

3, File a suite to the people’s court of the competent jurisdiction according to the law.

In the dispute resolution period, if such dispute does not affect the performance of other provisions, then such other provision shall continue to be fulfilled.

Article XV Fees

Unless otherwise stipulated by law or by provisions between the parties, the BORROWER shall bear all the fees arising from the execution, performance and resolution of disputes in connection herewith (including but not limited to legal fees).

Article XVI Attachments

The following attachments and other attachments acknowledged by the two parties jointly are the inseparable part hereof and have the same legal effect as the this agreement.

1, Loan withdrawal application;

2, Loan IOU form;

Article XVII Other Provisions

1, Without the written consent from the LENDER, the BORROWER shall not transfer any right or obligation hereunder to a third party.

2, If, due to business necessity, the LENDER need to entrust the rights and obligations hereunder to another organization of Bank of China Holdings Co. Ltd, or to assign the loan business herein to another organization of Bank of China Holdings Co. Ltd for management and execution, the BORROWER hereby acknowledge permission.  The other organization of Bank of China Holdings Co. Ltd authorized by the LENDER, or to which the loan business herein has been assigned by the LENDER, has the power to exercise all the rights hereunder and has the right to submit legal case in its own name to the courts or submit arbitration to the arbitration commission for resolution of disputes regarding this agreement or to apply for compulsory exercise.

3, This agreement is legally binding to each party’s legal successor or assignee, provided that such situation is not in violation of any other provisions herein.

4, Unless otherwise indicated, the two parties designate the addresses recorded herein as contact and correspondence addresses and each promises to notify the other in writing if the contact and correspondence address changes.

5, The transaction hereunder is based on each party independent interest.  If another party to the transaction constitutes the LENDER’s affiliated party or person according to the law, statutes or regulatory requirements, each of the two parties shall not use such affiliate relationship to affect the fairness of the transaction.

6, The headings and business names are used for the convenience  of reference only and shall not be used in interpretation of the contents of the provision or each party’s rights and obligations herein.

Article XVIII Effectuation of Agreement

This agreement shall become effective upon execution by the legal representatives (responsible persons) or the authorized signatories of the BORROWER and the LENDER and upon imprint of the business seals.

This agreement has one set of two copies, with one to the BORROWER and one to LENDER, and both copies have the same legal effect.

BORROWER: Dalian Chuming Meat Co. Ltd. (Seal)
Legal Representative: SHI Huashan

/s/ MA Fengqin

Dated: November 19, 2009

LENDER: Bank of China Holdings Co. Ltd (Liaonin Province Branch) (Seal)
Legal Representative: (not legible)

/s/ (not legible)

Dated: November 19, 2009